UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 4, 2023

 TG Venture Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41000	86-1985947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1390 Market Street, Suite 200

San Francisco, CA 94102
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (628) 251-1369

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	TGVC.U	Nasdaq Global Market
Class A Common Stock, par value $0.0001 per share	TGVC	Nasdaq Global Market
Warrants, each exercisable for one share Class A Common Stock for $11.50 per share	TGVC.W	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

As disclosed in a Current Report on Form 8-K that TG Venture Acquisition Corp., a Delaware corporation (the “Company”), filed on November 5, 2021 with the U.S. Securities and Exchange Commission (the “SEC”), the Company previously entered into an Investment Management Trust Agreement (the “Trust Agreement”), dated November 2, 2021, with Continental Stock Transfer & Trust Company (“CST”), as trustee. On May 4, 2023, the Company held a special meeting of its stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved an amendment (the “Trust Amendment”) to the Trust Agreement that extends the date by which the Company must consummate a business combination transaction from May 5, 2023 to November 5, 2023, as described in the Definitive Proxy Statement on Form DEF 14A as filed by the Company with the SEC on April 10, 2023 (the “Proxy Statement”). Following such approval by the Company’s stockholders, the Company and CST entered into the Trust Amendment on May 4, 2023.

The foregoing description of the Trust Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Trust Amendment, a copy of which is filed herewith as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the Special Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter” and such amendment the “Charter Amendment”) that extends the date by which the Company must consummate an initial business combination for an additional six months from May 5, 2023 to November 5, 2023 (the date which is 24 months from the closing date of the Company’s initial public offering), as described in the Proxy Statement. The certificate of amendment was filed with the Delaware Secretary of State and has an effective date of May 4, 2023.

The foregoing description of the Charter Amendment is qualified in its entirety by the full text of the Charter Amendment, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

As of the close of business on April 3, 2023, the record date for the Special Meeting, there were 14,446,649 shares of the Company’s common stock (“Common Stock”) outstanding, each of which was entitled to one vote with respect to each of the proposals. A total of 12,187,846 shares of Common Stock, representing approximately 84.36% of the outstanding shares of Common Stock entitled to vote at the Special Meeting, were present in person or by proxy, constituting a quorum. The proposals listed below are described in more detail in the Proxy Statement.

The Charter Amendment Proposal

The stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to extend the date by which the Company must consummate a business combination for an additional six (6) months from May 5, 2023 to November 5, 2023 (i.e., for a period of time ending 24 months from the consummation of its initial public offering) by the votes set forth in the table below:

FOR	AGAINST	ABSTAIN
12,187,843	3	0

The Trust Amendment Proposal

The stockholders approved an amendment to the Company’s Investment Management Trust Agreement to extend the date by which the Company must consummate a business combination transaction six (6) months from May 5, 2023 to November 5, 2023 (i.e., for a period of time ending 24 months from the consummation of its initial public offering), by the votes set forth in the table below:

FOR	AGAINST	ABSTAIN
12,187,843	3	0

No other items were presented for stockholder approval at the Special Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of TG Venture Acquisition Corp., dated as of May 4, 2023.
10.1	Amendment No. 2 to Investment Management Trust Agreement, dated as of May 4, 2023, by and between TG Venture Acquisition Corp. and Continental Stock Transfer & Trust Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TG Venture Acquisition Corp.

By:	/s/ Pui Lan Patrick Tsang
	Name:	Pui Lan Patrick Tsang
	Title:	Chief Executive Officer and Director

Dated: May 10, 2023